UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 29, 2024

Crescent Energy Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 7200
Houston Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
(713) 332-7001
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On July 30, 2024 (the “Closing Date”), Crescent Energy Company (“Crescent”) completed its previously announced transaction with SilverBow Resources, Inc., a Delaware corporation (“SilverBow”), pursuant to the Agreement and Plan of Merger, dated as of May 15, 2024 (the “Merger Agreement”), by and among Crescent, SilverBow, Artemis Acquisition Holdings Inc., a Delaware corporation and a direct wholly owned subsidiary of Crescent (“Artemis Holdings”), Artemis Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Crescent (“Merger Sub Inc.”), and Artemis Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Artemis Holdings (“Merger Sub LLC”). Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them in the Merger Agreement.
Pursuant to the Merger Agreement, (i) at the Initial Merger Effective Time, Merger Sub Inc. merged with and into SilverBow (the “Initial Merger”), with SilverBow continuing as the surviving corporation (the “Initial Surviving Corporation”) and (ii) at the Subsequent Merger Effective Time, the Initial Surviving Corporation merged with and into Merger Sub LLC (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving company of the Subsequent Merger (the “Subsequent Surviving Company”) as a direct wholly owned subsidiary of Artemis Holdings. Promptly following the completion of the Mergers, Artemis Holdings contributed the Subsequent Surviving Company to Crescent Energy OpCo LLC, a Delaware limited liability company, of which Crescent is the managing member, which in turn contributed the Subsequent Surviving Company to its wholly owned subsidiary, Crescent Energy Finance LLC, a Delaware limited liability company (“Crescent Finance”).
The events described in this Current Report on Form 8-K took place in connection with the completion of the Mergers.
Item 1.01    Entry into a Material Definitive Agreement.
On the Closing Date, Crescent Finance entered into that certain Tenth Amendment to Credit Agreement (the “Credit Agreement Amendment”), which amended Crescent’s existing Credit Agreement, dated as of May 6, 2021 (as amended by the First Amendment to Credit Agreement, dated as of September 24, 2021, the Second Amendment to Credit Agreement, dated as of March 30, 2022, the Third Amendment to Credit Agreement, dated as of March 30, 2022, the Fourth Amendment to Credit Agreement, dated as of September 23, 2022, the Fifth Amendment to Credit Agreement, dated as of July 3, 2023, the Sixth Amendment to Credit Agreement, dated December 13, 2023, the Seventh Amendment to Credit Agreement, dated April 10, 2024, the Eighth Amendment to Credit Agreement, dated as of May 24, 2024, and the Ninth Amendment to Credit Agreement, dated as of June 14, 2024, and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among Crescent Finance, certain subsidiaries of Crescent Finance, as guarantors, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto from time to time. Among other things, the Credit Agreement Amendment (a) increased the aggregate elected commitment amount under the Credit Agreement to $2.0 billion and (b) increased the borrowing base under the Credit Agreement to $2.6 billion.
The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
As discussed in the Introductory Note above, on the Closing Date, Crescent completed its previously announced acquisition of SilverBow.
At the Initial Merger Effective Time, subject to the terms and conditions of the Merger Agreement, each eligible share of SilverBow common stock, par value $0.01 per share (“SilverBow Common Stock”), issued and outstanding immediately prior to the Initial Merger Effective Time (other than excluded shares held by SilverBow as treasury stock or held by the Crescent Parties, any wholly owned subsidiary of Crescent (other than Artemis Holdings,

Merger Sub Inc. or Merger Sub LLC) or any wholly owned subsidiary of SilverBow) was converted into the right to receive, at the election of the holder thereof, one of the following forms of consideration: (A) a combination of 1.866 shares of Crescent’s Class A common stock, par value $0.0001 per share (the “Crescent Class A Common Stock”) and $15.31 in cash (the “Mixed Election Consideration”), (B) $38.00 in cash (the “Cash Election Consideration”), subject to an aggregate cap of $400,000,000 on the total cash consideration payable pursuant to the Cash Election Consideration and the Mixed Consideration, (C) 3.125 shares of Crescent Class A Common Stock (the “Stock Election Consideration”), or (D) in the event of a holder’s failure to deliver an election, the Stock Election Consideration and, in each case, cash in lieu of any fractional shares that otherwise would have been issued.
Immediately prior to the Initial Merger Effective Time, subject to the terms and conditions of the Merger Agreement:
•each restricted stock unit award granted under the SilverBow 2016 Equity Incentive Plan and SilverBow Inducement Plan (collectively, the “SilverBow Incentive Plans”) subject only to time-based vesting conditions (each, a “SilverBow RSU”) outstanding as of immediately prior to the Initial Merger Effective Time, whether vested or unvested, became fully vested and cancelled and converted into a right to receive, (i) a cash payment equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the SilverBow RSU Award as of immediately prior to the Initial Merger Effective Time multiplied by (B) the Cash Election Consideration, and (ii) a number of shares of Crescent Class A Common Stock equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the SilverBow RSU Award as of immediately prior to the Initial Merger Effective Time multiplied by (B) the Stock Election Consideration, in each case under (i) and (ii), less applicable withholdings for taxes;
•each restricted stock unit award granted under a SilverBow Incentive Plan subject to both time-based vesting and performance-based vesting conditions (each, a “SilverBow PSU Award”) outstanding as of immediately prior to the Initial Merger Effective Time, whether vested or unvested, became fully vested and cancelled and converted into a right to receive, (i) a cash payment equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the SilverBow PSU Award as of immediately prior to the Initial Merger Effective Time (assuming that any performance-based vesting conditions applicable to such SilverBow PSU Award were achieved at the maximum level of performance), multiplied by (B) the Cash Election Consideration, and (ii) a number of shares of Crescent Class A Common Stock equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the SilverBow PSU Award as of immediately prior to the Initial Merger Effective Time (assuming that any performance-based vesting conditions applicable to such SilverBow PSU Award were achieved at the maximum level of performance), multiplied by (B) the Stock Election Consideration, in each case under (i) and (ii), less applicable withholdings for taxes; and
•each option to purchase shares of SilverBow Common Stock, granted under a SilverBow Incentive Plan (each, a “SilverBow Option”) outstanding immediately prior to the Initial Merger Effective Time that had an exercise price per share of SilverBow Common Stock subject to such SilverBow Option less than the Cash Election Consideration, whether vested or unvested, became fully vested cancelled and converted into a right to receive a cash payment equal to the product of (i) the number of shares of SilverBow Common Stock subject to the SilverBow Option as of immediately prior to the Initial Merger Effective Time multiplied by (ii) the difference between the Cash Election Consideration and the exercise price per share of SilverBow Common Stock subject to such SilverBow Option, less applicable withholdings for taxes. Each SilverBow Option that has an exercise price per share of SilverBow Common Stock subject to such SilverBow Option that equals or exceeds the Cash Election Consideration was cancelled for no consideration.
As of the election deadline of 5:00 p.m. Central Time on July 24, 2024, the final merger consideration election results are as follows:
•Holders of approximately 44.95% of the outstanding shares of SilverBow Common Stock, or 11,479,832 shares, elected to receive the Stock Election Consideration. Pursuant to the terms of the Merger Agreement, this amount includes holders of SilverBow Common Stock who failed to properly make an election prior to the election deadline and are deemed to have elected to receive the Stock Election Consideration.
•Holders of approximately 30.40% of the outstanding shares of SilverBow Common Stock, or 7,764,646 shares, elected to receive the Mixed Election Consideration.
•Holders of approximately 24.65% of the outstanding shares of SilverBow Common Stock, or 6,295,137 shares, elected to receive the Cash Election Consideration.
As a result of these elections, $358,091,936.26 in cash was paid to holders of SilverBow Common Stock as part of the Merger Consideration (excluding the cash consideration payable in connection with the cancellation and conversion of the SilverBow RSU Awards, SilverBow PSU Awards and SilverBow Options), which is below the maximum total cash consideration payable for SilverBow Common Stock of $400,000,000 as set forth in the Merger Agreement.
The issuance of shares of Crescent Class A Common Stock in connection with the Mergers was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Crescent’s registration statement on Form S-4 (File No. 333- 280162), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2024.
The foregoing description of the Mergers and the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.01.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2024, the board of directors of Crescent (the “Board”) (i) approved, in accordance with the terms of the Merger Agreement, increasing the number of directors constituting its Board to eleven, effective immediately prior to, and conditioned on, the Initial Merger Effective Time and (ii) appointed Marcus C. Rowland and Michael Duginski to the Board, effective concurrently with the increase in the size of the Board and conditioned upon the Initial Merger Effective Time to fill the newly created vacancies on the Board. Messrs. Rowland and Duginski previously served on the board of directors of SilverBow. Biographical information for Messrs. Rowland and Duginski is set forth in SilverBow’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 21, 2024, which information is incorporated by reference into this Item 5.02.
Each of Messrs. Rowland and Duginski will be entitled to receive director compensation under Crescent’s current director compensation program, described in Item 11 of Crescent’s Annual Report on Form 10-K for the year ended December 31, 2023, filed by the Company on March 4, 2024, which disclosure is incorporated by reference into this Item 5.02.
Neither of Messrs. Rowland or Duginski are related to any officer or director of Crescent. There are no transactions or relationships between such director and Crescent that would be required to be reported under Item 404(a) of Regulation S-K.
On the Closing Date and in connection with the consummation of the Mergers, Crescent entered into its standard indemnification agreements (together, the “Indemnification Agreements”) with each of Messrs. Rowland and Duginski. The Indemnification Agreements require Crescent to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Crescent, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, copies of which are included as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.
Item 5.07    Submission of Matters to a Vote of Security Holders.
At Crescent’s Special Meeting of Stockholders held on July 29, 2024 (the “Special Meeting”) in connection with the Mergers, Crescent’s stockholders voted on the following proposals as set forth below. Each proposal voted on at the Special Meeting is described in detail in the joint proxy statement/prospectus included in the registration statement filed with the SEC on June 28, 2024 and mailed to Crescent stockholders on or about June 28, 2024.
As of the close of business on June 28, 2024, the record date for the Special Meeting, there were approximately 111,516,601 shares of Class A common stock, par value $0.0001 per share, of Crescent (the “Crescent Class A Common Stock”) and 65,948,124 shares of Crescent Class B common stock, par value $0.0001 per share, of Crescent (the “Crescent Class B Common Stock” and, together with the Crescent Class A Common Stock, the “Crescent Common Stock”) issued and entitled to vote at the Special Meeting. Each share of Crescent Common Stock was entitled to one vote with respect to each proposal. A total of 156,078,978 shares of Crescent Common Stock, representing approximately 87.94% of the outstanding shares of Crescent Common Stock entitled to vote at the Special Meeting, were present virtually or by proxy, constituting a quorum.
At the Special Meeting, each of the proposals set forth at the Special Meeting was approved by the affirmative vote of the number of shares of Company Common Stock required to approve such proposals.
The final voting results for each of the proposals voted on at the Special Meeting are set forth below:
1.Crescent Issuance Proposal. To approve the issuance of shares of Crescent Class A Common Stock in connection with the Mergers as contemplated by the Merger Agreement.

For	Against	Abstain
155,986,010	42,691	50,277
2.Crescent Adjournment Proposal. To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Crescent Issuance Proposal. This proposal was rendered moot as the Crescent Issuance Proposal was approved by the requisite number of shares voted on at the Special Meeting.

For	Against	Abstain
150,395,802	5,639,503	43,673
Item 7.01    Regulation FD Disclosure.
On July 29, 2024, Crescent issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
On July 30, 2024, Crescent issued a press release announcing the completion of the Mergers and other matters. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information in this Item 7.01, including Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.
The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.
(b)    Pro Forma Financial Information.
The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.
(d)    Exhibits.

Exhibit No.	Description

2.1#
Agreement and Plan of Merger, dated May 15, 2024, by and among Crescent Energy Company, Artemis Acquisition Holdings Inc., Artemis Merger Sub Inc., Artemis Merger Sub II LLC and SilverBow Resources, Inc. (incorporated by reference to Exhibit 2.1 to Crescent Energy Company’s Current Report on Form 8-K (File No. 001-41132) filed with the SEC on May 16, 2024).

10.1
Tenth Amendment to Credit Agreement, dated July 30, 2024, by and among Crescent Energy Finance LLC, certain subsidiaries of Crescent Energy Finance LLC, as guarantors, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto.

10.2	Indemnification Agreement (Marcus C. Rowland).

10.3	Indemnification Agreement (Michael Duginski).

99.1	Press Release, dated July 29, 2024.

99.2	Press Release, dated July 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
____________
#    Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY

By:	/s/ Brandi Kendall
Name:	Brandi Kendall
Title:	Chief Financial Officer
Date: August 2, 2024